UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 29, 2009

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Binding Letter Agreement – General Terms

On July 29, 2009, Yahoo! Inc., a Delaware corporation (“Yahoo!”), and Microsoft Corporation, a Washington corporation (“Microsoft”), entered into a binding letter agreement (the “Letter Agreement”), pursuant to which the parties will negotiate and execute a Search and Advertising Services and Sales Agreement and a License Agreement (the “Definitive Agreements”), each reflecting and supplementing the provisions of such Definitive Agreements as set forth in annexes to the Letter Agreement, the material provisions of which are summarized below.

Negotiation and Execution of the Definitive Agreements

Pursuant to the terms of the Letter Agreement, the parties will negotiate and execute the Definitive Agreements as soon as practicable but in any event by October 27, 2009 (the “Negotiation Period”). If the Definitive Agreements are not executed during the Negotiation Period, the parties will submit any disputes regarding the final terms of the Definitive Agreements to an arbitration panel. The arbitration panel will render its decision based upon the terms of the Letter Agreement, the nature of the commercial relationship to be created thereunder, and the submissions and presentations of the parties at a hearing conducted by the arbitration panel. The arbitration panel will render a decision by choosing the final proposed contractual language of either Microsoft or Yahoo! without modification, subject to a final review process to resolve any potential inconsistencies. The decision of the arbitration panel will be binding on the parties, and the parties agree to execute Definitive Agreements as determined by the arbitration panel within three (3) days of the receipt of the arbitration panel’s final decision.

Regulatory Review

Microsoft and Yahoo! agree to use their respective best efforts to cooperate in connection with all necessary regulatory filings. In addition, as soon as practicable after July 29, 2009, Microsoft and Yahoo! will make all filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the “HSR Act”) and by any applicable foreign antitrust laws. Microsoft further agrees to use its best efforts to obtain any consents, clearances or approvals required under or in connection with the HSR Act or any other applicable antitrust law, including offering, negotiating or committing to any restrictions on the activities of Microsoft and its subsidiaries in search and paid search and contesting and defending any threatened or pending litigation, investigation or proceeding under applicable antitrust laws.

Conditions to Commencement and Termination Prior to Commencement

The obligations of each party to commence performance of their obligations under the Definitive Agreements (the “Commencement Date”) are only subject to (a) termination or expiration of the HSR Act waiting period and receipt of certain required foreign antitrust approvals and (b) the accuracy of the party’s representations and warranties in the Letter Agreement as of the time immediately prior to the Commencement Date and performance by the other party of its obligations required to be performed by it in connection with the Letter Agreement and the Definitive Agreements at or prior to the Commencement Date, except where the failure of such representations and warranties to be true and accurate or the failure of such performance would not, individually or in the aggregate, have a material adverse effect with respect to such party.

Prior to the Commencement Date, the Letter Agreement and Definitive Agreements may be terminated only by (a) mutual consent, (b) if a breach renders a condition incapable of being satisfied by the Termination Date (as defined below), or (c) if the conditions to commencement have not been satisfied by July 29, 2010 (the “Termination Date”); provided that Yahoo!, in its sole discretion, has the right to extend the Termination Date by six (6) months if the required antitrust approvals have not yet been obtained.

Search and Advertising Services and Sales Agreement

Pursuant to the Letter Agreement, the parties have agreed to enter into a global Search and Advertising Services and Sales Agreement (“Search Agreement”), which will include, among other provisions, the terms summarized below.

General Services

For a period of ten (10) years beginning on the Commencement Date (the “Term”), Microsoft will be Yahoo!’s exclusive technology provider for algorithmic and paid search services and Microsoft will provide contextual advertising to Yahoo! on a non-exclusive basis. Yahoo! will be the exclusive worldwide relationship sales force for Yahoo!’s and Microsoft’s premium search advertisers.

The services provided by Microsoft under the Search Agreement will be provided on all web sites, applications and other online digital properties owned or operated by or on behalf of (a) Yahoo!, Yahoo! subsidiaries and Yahoo! joint venture relationships, as well as on software applications developed or distributed by Yahoo! or Yahoo! subsidiaries that provide access to or enable algorithmic search services or paid search services (“Yahoo! Properties”) and (b) Yahoo! Syndication Partners (as defined below), as well as software applications developed or distributed by Yahoo!’s Syndication Partners that provide access to or enable algorithmic search services or paid search services from Yahoo! (“Syndication Properties”). “Syndication Partner” means a third party with whom Yahoo! has contracted to provide algorithmic search services or paid search services.

Subject to certain specified restrictions, Yahoo! will have full flexibility with respect to the user experience, content and look and feel on all of its web pages, and will also be entitled to use the paid search services and algorithmic search services for non-internet search queries with minimal restriction.

The scope of the services to be provided by Microsoft under the Search Agreement are limited to web sites, applications and other online digital properties designed for use and consumption on personal computers. In addition, Yahoo! may at its option elect to receive

Microsoft’s mapping services and mobile search services. Yahoo! may implement each of the mapping services and the mobile search services on a non-exclusive or an exclusive basis. Yahoo! also has the option to work with Microsoft to implement the services on other platforms. If Yahoo! elects to receive services for other platforms, it must receive such services on an exclusive basis.

Revenue Share Payments and Other Payments

During the first five years of the Term, Yahoo! will be entitled to receive 88% of the net revenues generated from Microsoft’s services on Yahoo! Properties (the “Revenue Share Rate”). Yahoo! will also be entitled to receive its share (at the Revenue Share Rate) of the net revenues generated on Syndication Properties after the Syndication Partner’s share of net revenues is deducted. For new Syndication Properties during the Term, and for all Syndication Properties after the first five years of the Term, Yahoo! will receive its share (at the Revenue Share Rate) of the net revenues generated from Microsoft’s services on Syndication Properties after the Syndication Partner’s share of net revenues and certain Microsoft costs are deducted.

On the fifth anniversary of the Commencement Date, Microsoft will have the option to terminate Yahoo!’s sales exclusivity for premium search advertisers. If Microsoft exercises its option, the Revenue Share Rate will increase to 93% for the remainder of the Term, unless Yahoo! exercises its option to retain its sales exclusivity, in which case the Revenue Share Rate would be reduced to 83% for the remainder of the Term. If Microsoft does not exercise such option, the Revenue Share Rate will be 90% for the remainder of the Term.

Microsoft will also pay Yahoo! a payment of $50 million annually during the first three (3) years of the Search Agreement. Yahoo! may use these payments to partially cover transition and implementation costs not otherwise covered under the Search Agreement.

Microsoft will provide in each country an 18-month guarantee for the gross revenue per search (the “RPS”) for Yahoo! Properties. The guarantee will be based on the RPS average for the trailing 12-month period prior to the initial implementation of paid search services in such country.

Termination Provisions

In addition to the termination rights described in the Letter Agreement above, the Search Agreement may only be terminated as follows (each, a “Termination Event”): (a) either party may terminate upon repeated material breaches of material provisions of the Search Agreement such that it is unlikely that the breaching party is willing or able to continue to perform its obligations under the Search Agreement without continuing to materially breach it; (b) Yahoo! may terminate if Microsoft attempts to exit the business of algorithmic search or search monetization, either by ceasing to offer the services or by selling or attempting to sell all or substantially all of either its algorithmic search services business or paid search services business to an unaffiliated third party; (c) Yahoo! may terminate the Search Agreement if the trailing 12-month average of the RPS in the United States (the “U.S. RPS”) of Yahoo! and Microsoft’s combined queries falls below a specified percentage of Google Inc.’s (“Google”) estimated RPS measured on a comparable basis or if the combined Yahoo! and Microsoft query market share in the United States falls below a specified percentage; (d) on the fifth anniversary of the Search Agreement, and any time thereafter, Yahoo! has the right to terminate the Search Agreement if the trailing 12-month average of

Yahoo!’s U.S. RPS is less than a specified percentage of Google’s estimated RPS; or (e) subject to exceptions, either party may terminate if a law, regulation or order would have a significant, adverse impact on a primary aspect of such party’s intended benefit of the Search Agreement.

If a Termination Event occurs in the United States, the entire Search Agreement may be terminated. If a Termination Event does not occur in the United States a party’s termination right is limited to the specific country or countries in which the event occurs.

If Microsoft proposes or attempts to sell all or substantially all of either its algorithmic search services business or paid search services business to an unaffiliated third party, Yahoo! will have a right of first refusal and right of last offer to purchase such businesses.

Service Level Agreements

The Search Agreement will provide (a) for service parity under which applicable application programming interfaces (“Microsoft API”) will be made available to Yahoo! at full parity with that which is made available to Microsoft’s internal teams; (b) for ranking and content parity under which Microsoft will provide the same algorithmic and paid search results in the same order as would be provided in response to the same inputs on web sites that are owned or operated by or for Microsoft, its subsidiaries and its joint venture relationships (“Microsoft O&O Properties”) in a particular country, including any content that is included in Microsoft’s algorithmic index; (c) for prioritization parity, under which Yahoo! will have full visibility into Microsoft product roadmap and parity with Microsoft’s internal teams in the product update prioritization process; and (d) for advertising parity under which neither party will allow advertisers to designate paid listings from Microsoft’s paid search or encourage advertisers to designate paid listings from Microsoft’s contextual advertising services to be displayed exclusively on Microsoft’s or Yahoo!’s respective results web pages. Furthermore, Microsoft will not treat Yahoo! or Yahoo!’s Syndication Partners less favorably than Microsoft and Microsoft’s partners in connection with its delivery and operation of the services.

Microsoft will optimize the delivery of paid listings by evaluating performance across all Microsoft O&O Properties and the Yahoo! Properties. The paid listings provided by Microsoft for Yahoo! will be optimized at parity with Microsoft’s optimization for Microsoft O&O Properties. Yahoo! may further optimize based on its own desired implementation.

Yahoo! may, at its option, elect to have Microsoft deliver the algorithmic search services and paid search services through a search results page hosted by Microsoft (the “White Label Solution”) on a country by country basis (if the United States is also a White Label Solution country), instead of through the Microsoft API. The White Label Solution will be in all material respects the same as Microsoft’s search results pages. Yahoo! may substitute Yahoo! applications or services for Microsoft applications or services within the White Label Solution.

Data Provisions

Microsoft will provide Yahoo! all data it collects as a result of its implementation of the services on Yahoo! Properties and Syndication Properties and, subject to Yahoo!’s privacy policies and applicable law, Yahoo! may use such data without contractual restriction in connection with its businesses. Microsoft will also use commercially reasonable efforts to enable Yahoo! and its Syndication Partners to obtain any other data that Yahoo! currently collects with respect to its own algorithmic search services and paid search services. Microsoft may obtain and use the data it collects as a result of its implementation of the services (including any derivative information that results from this data) only for the purpose of operating and enhancing the services and not for other Microsoft products and services.

Transition and Implementation Plan

As promptly as practicable, Yahoo! and Microsoft will agree on a detailed transition and implementation plan and schedule for implementing Microsoft’s algorithmic search services and paid search services on all Yahoo! Properties and Syndication Properties. The transition and implementation plan will be for a period of no longer than 24 months from the Commencement Date, subject to an extension for up to three additional months if the end of the 24-month period ends during the fourth quarter of a calendar year. The parties intend that the transition and implementation plan will be either set forth in a separate transition services agreement or as part of the Search Agreement.

Following the Commencement Date, Microsoft will hire not less than 400 Yahoo! employees (the “Transferred Employees”) and will offer the Transferred Employees market competitive compensation packages. In addition, Yahoo! and Microsoft will mutually agree on a retention plan to be paid for by Microsoft to assist in retaining the Transferred Employees and an additional 150 Yahoo! employees to be mutually agreed upon between Microsoft and Yahoo! to assist with providing the transition services.

License Agreement

Pursuant to the Letter Agreement, the parties have agreed to enter into a License Agreement (the “License Agreement”), which will include, among other provisions, the terms summarized below.

Exclusive Technology License

During the Term (as defined in the summary of the Search Agreement above), Yahoo! will grant to Microsoft a worldwide license (the “Technology License”) under copyrights and trade secrets relating to specified Yahoo! algorithmic and paid search technology for Microsoft to use in connection with providing specified algorithmic search, paid search and contextual advertising services (the “Field of Use”). The Technology License will be exclusive (even as to Yahoo!) as to certain algorithmic search and paid search services in the Field of Use. Upon termination or expiration of the Search Agreement, the Technology License will remain in effect but will become non-exclusive.

Limited Non-Exclusive Patent Cross License

During the Term, Yahoo! will grant to Microsoft a worldwide, non-exclusive limited patent license solely for Microsoft to provide services in the Field of Use to Yahoo!; and Microsoft will grant to Yahoo! a worldwide, non-exclusive limited patent license for Yahoo! to use and implement the services provided by Microsoft, as contemplated by the Search Agreement (the “Limited Patent Cross License”). The Limited Patent Cross License terminates upon the termination of the Search Agreement.

Patent License Option

Microsoft will also have an option to obtain from Yahoo! a worldwide, non-exclusive license under Yahoo!’s patents for Microsoft to provide online services in the Field of Use both with Microsoft’s owned and operated websites and to third parties (“Patent License”). The option will expire upon the earlier of July 29, 2011 and the date six (6) months following the Commencement Date. Should Microsoft exercise its option to obtain the Patent License, Microsoft will pay for such Patent License at a specified discount from fair market value. Such Patent License will also terminate upon termination of the Search Agreement.

Yahoo! may terminate the Patent License if Microsoft files an infringement action against Yahoo!, Yahoo! subsidiaries or Yahoo! joint venture relationships. Termination of the Patent License does not affect Microsoft’s obligations under the Search Agreement.

Assignment and Transfer

Microsoft may not assign the License Agreement without Yahoo!’s permission. Assignment or transfer of the licensed technology will be subject to the licenses. Neither party is prevented or restricted from licensing, selling or otherwise disposing of any of its patent assets, and Microsoft’s option to obtain the Patent License will not apply to any patents sold or otherwise disposed of by Yahoo! prior to the exercise of the option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Michael J. Callahan
Name:	Michael J. Callahan
Title:	Executive Vice President, General Counsel and Secretary

Date: August 4, 2009